Exhibit 99.1

Bank of Commerce Holdings
(NASDAQ: BOCH)
Company Press Release

Company Profile
•	Founded 1982
•	Five offices — three markets
•	Redding Bank of Commerce™
•	Roseville Bank of Commerce™
•	Sutter Bank of Commerce™
•	Bank of Commerce Mortgage™
Investor Highlights
•	5% stock dividend — 1986
•	Annual cash dividends -1988
•	Two for one stock split — 1985
•	Three for one stock split — 1998
•	10% stock dividend — 2000
•	Three for one stock split — 2004
•	Quarterly dividends — 2005
•	ACQB Index — America’s Community Bank Index
Business Overview
Bank of Commerce Holdings (the “Holding Company”) is a financial holding company (“FHC”) registered under the Bank Holding Company Act of 1956, as amended, and was incorporated in California on January 21, 1982. The Company owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™.
For immediate release:
Bank of Commerce Holdings™, Parent Company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ announces opening of the Sutter Bank of Commerce™ office

REDDING, California, April 18, 2006/ PR Newswire— Bank of Commerce Holdings (NASDAQ: BOCH), a $522.7 million asset financial holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ today announced the opening of Sutter Bank of Commerce, located at 950 Tharp Road, Yuba City, California.
“We are very proud to open the doors of our newest division, Sutter Bank of Commerce, located on Tharp Road in Yuba City. Our most important promise is that one we make our business customers — to be there when you need us. Backing this up is our strength and stability that stems from our affiliation with the financially strong Bank of Commerce family. Since our beginnings in 1982, we have never lost sight of our original tenets, to provide quality, innovative financial products and services to the business and professional communities” said Randy Eslick, Regional President of the Company.

Contact Information
Michael C. Mayer, President & CEO
Telephone (530) 224-7361
Linda J. Miles, Chief Financial Officer
Telephone (530) 224-7318
www.reddingbankofcommerce.com
Market Data
Exchange: NASDAQ
Symbol: BOCH
Shares outstanding at 3/31/06: 8,716,872
Market Cap: $93,444,868
Recent Price : $10.22
52 week range: $9.00 — $13.07
Price/ Book (%): 225.66
SNL™ Peer Price/Book (%): 235.23
Price/Earnings (x): 12.14
SNL™ Peer Price/Earnings (x): 17.91
Price/LTM EPS (x): 14.37
Dividend Yield (%): 2.75
SNL ™ Peer Dividend Yield(%): 0.80
YTD Volume traded: 174,479
Insider Ownership: 33.42%
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™. The Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Hoefer & Arnett/ Dave Bonaccorso
555 Market Street
San Francisco, California
(800) 346-5544
Wachovia Securities/ Ken Myers and Rick Hansen
10466 Brunswick Road
Grass Valley, California
(888) 383-3112
Raymond James Financial/ Geoff Ball
1805 Hilltop Drive, Suite 106
Redding, California
(800) 926-5040
Morgan Stanley/ Rick Hill
310 Hemsted Drive, Suite 100
Redding, California
(800) 733-6126

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